UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2009

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

         Florida                               333-135585                             65-0958798

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

8000 North Federal Highway, Boca Raton, Florida                          07724

       (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 - Other Events

Cleartronic, Inc. (the "Company") issued a press release, dated January 27, 2009 entitled-"VoiceInterop Announces Progress on Unified Communications Solution for International Transportation Company"

The press release is in its entirety below:

VoiceInterop Announces Progress on Unified Communications Solution for International Transportation Company

Boca Raton, Florida, USA – January 27, 2009 – VoiceInterop, Inc., a wholly owned subsidiary of Cleartronic, Inc. (OTCBB: CLRI) (www.voiceinterop.com), a provider of unified communications solutions, today announced the progress of a Unified Communications project with an international transportation company. The project when completed will have generated approximately $1.4 million in revenue for VoiceInterop. Approximately $1 million and $170,000 of that amount were reflected as deferred revenue and revenue, respectively, in Cleartronic’s financial statements in its Annual Report on Form 10K as filed with the Securities and Exchange Commission.

The project is being built upon Twisted Pair Solutions WAVE® software and VoiceInterop’s AM360 series of IP gateways. When completed, the project will bring over 175 different dispatch centers into one central dispatch center eliminating the costs and inefficiencies of operating individual dispatch centers.

“This project represents the efficiencies and versatility that WAVE combined with VoiceInterop’s  AudioMate360 gateways can add to a unified communications solution. “ said Larry Reid, President and CEO. “The project is scheduled for is scheduled for completion in March 2009 and the customer has an options to purchase annual support services.” The company has recently obtained sufficient funds to complete the project.

About VoiceInterop

VoiceInterop, Inc., a wholly owned subsidiary of Cleartronic, Inc. (OTCBB:CLRI), is a Unified Communications Solutions Company specializing in standards-based UC middleware application development and integration of IT/Telecom systems. VoiceInterop also manufactures and sells its series of patent pending AudioMate360 IP gateway devices. The Company's solutions enhance risk mitigation and operational efficiencies for homeland security, public safety, first responder and critical infrastructure agencies and business continuity requirements. VoiceInterop is headquartered in Boca Raton, FL, USA. For more information contact Larry Reid at 561-443-0455 Ext 143, lreid@voiceinterop.com or visit www.voiceinterop.com.

Statements contained in this press release which are not historical facts are known as forward looking statements as that item is defined in the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from estimated results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date:February 3, 2009

By: /s/ Larry Reid

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Larry Reid

Chef Executive Officer